                                                                    EXHIBIT 4.10


SUMMARY OF THE SALE AND PURCHASE AGREEMENT DATED NOVEMBER 10, 2004 BETWEEN GEONOVA EXPLORATIONS INC. AND METANOR RESOURCES INC.

In 2004, Campbell Resources Inc. (the "Company"), through its wholly-owned subsidiary GeoNova Exploration Inc. ("GeoNova"), concluded an agreement with Metanor Resources Inc. ("Metanor") to sell all of its interest in the Bachelor Lake Property. Metanor acquired 100% of the rights, titles, interest and the Wolfden Resources Inc. ("Wolfden") option. The purchase price represented $2,300,000, of which $100,000 was paid on the offer acceptation date, $200,000 on the conclusion date and the balance is scheduled to be paid on June 30, 2005 at the latest. The outstanding balance of the purchase price is unsecured and bears interest at 10% from December 1, 2004, repayable with each capital payment. In the event that the purchase price balance remains unpaid on July 1, 2005, the Company will be allowed to cancel the transaction without any reimbursement of capital and interest payments made by Metanor. The Sale and Purchase Agreement provides for Metanor to assume the obligations of GeoNova under the Wolfden option and Joint Venture Letter of Agreement dated June 18, 2003 and to assume together with Wolfden the royalty payments to be paid once the Bachelor Lake Property is put into production.

                            CONVENTION D'ACHAT/VENTE

                                      ENTRE

                             RESSOURCES METANOR INC.

                                       ET

                            GEONOVA EXPLORATIONS INC.






                               Le 10 Novembre 2004

Convention d'achat/vente intervenue en la ville de Montreal, province de Quebec, le 10e jour de novembre 2004.

ENTRE : RESSOURCES METANOR INC., une societe dument constituee en vertu de la Loi canadienne sur les societes par actions, ayant sa principale place d'affaires au 2872, chemin Sullivan, bureau 2, Val d'Or (Quebec) Canada JOY 2N0, agissant aux presentes et ici representee par M. Serge Roy, son president, dument autorise aux fins des presentes, tel qu'il le declare,

                                                      (ci-apres l'<<ACHETEUR>>>)



ET: GEONOVA EXPLORATIONS INC., une compagnie dument constituee en vertu de la Loi canadienne sur les societes par actions, ayant sa principale place d'affaires au 1155, rue University, bureau 1405, Montreal (Quebec) Canada H3B 3A7, agissant aux presentes et ici representee par M. Andre Y. Fortier, administrateur, dument autorise aux fins des presentes, tel qu'il le declare,

                                                       (ci-apres le <<VENDEUR>>)



     ATTENDU QUE le Vendeur detient la totalite des droits indivis (100%) dans la propriete Bachelor Lake constituee de deux concessions minieres et de cinquante et un (51) claims miniers d'une superficie totale de 1 351,54 hectares, telle que plus amplement decrite a l'annexe A des presentes et situee pres de Desmaraisville, dans le canton Lesueur, province de Quebec, avec toutes les batisses, installations de surface et souterraines, notamment sans limiter la generalite de ce qui precede, comprenant les bureaux, ateliers, sechoirs, salles de compresseurs, chevalement et une usine de traitement de minerals d'une capacite de 500 tonnes par jour, avec une unite de cyanuration et de concassage ainsi que tous les accessoires et services relies audits batiments dessus construits et eriges, circonstances et dependances (ci-apres collectivement la
<<PROPRIETE BACHELOR>>);


     ATTENDU QUE le Vendeur a consenti a Wolfden Resources Inc. une option de vente d'un interet indivis de 50% dans la Propriete Bachelor aux termes d'une lettre d'entente datee le 24 avril 2003 et acceptee par le Vendeur le 18 juin 2003, dont copie est jointe aux presentes en annexe B aux fins d'identification (ci apres l' <<OPTION Wolfden>>).

     ATTENDU QUE le Vendeur a convenu de vendre a l'Acheteur et que l'Acheteur a convenu d'acheter du Vendeur la Propriete Bachelor sous reserve de l'option Wolfden selon les termes et conditions stipules a la presente convention;

     EN CONSEQUENCE, les parties aux presentes ont convenu et conviennent entre elles de ce qui suit:

1.   DEFINITIONS

1.1 Les mots et expressions qui suivent dans la presente convention ou dans toute documentation connexe ou en annexe a la convention, doivent etre interprets, a moins d'une derogation implicite ou explicite dans le texte, en fonction des definitions qui leur sont attributes:

     A) OPTION WOLFDEN a la signification qui lui est donnee au 2ieme paragraphe du preambule de cette convention;

     B) PROPRIETY BACHELOR a la signification qui lui est donnee au 1er paragraphe de cette convention; et

     C) TITRES MINIERS comprend les concessions minieres no. 478 et 510 et les cinquante et un (51) claims miniers situes dans le canton Lesueur, Province de Quebec, totalisant une superficie de 1851.54 hectares, tel que plus amplement decrit a l'annexe A jointe a la presente convention.

1.2  Les annexes suivantes sont jointes a la presente convention, a savoir:

     Annexe A :   Titres miniers de la Propriete Bachelor

     Annexe B :   Option Wolfden

     Annexe C :   Transfert de droits de mines

     Annexe D :   Cession de l'option Wolfden

     Annexe E :   Acceptation de l'Acheteur par Corporation Ced-Or

     Annexe F :   Acceptation de la Bourse de croissance

     Annexe G :  "Assignment of Royalties" et "Deed of Correction"


2.   ACHAT/VENTE

2.1 Le Vendeur vend, cede et transfere a l'Acheteur et l'Acheteur achete du Vendeur la totalite des droits, titres et interets (soit 100%) du Vendeur dans la Propriete Bachelor et dans l'option Wolfden.

2.2  Simultanement a la signature de la presente convention, les parties signent
     (i) les formulaires de transfert de droits de mines dont copie est jointe aux presentes en Annexe C pour fins d'enregistrement dans les registres du ministere des Ressources naturelles de la Faune et des Parcs et (ii) une cession formelle du Vendeur a l'Acheteur de l'option Wolfden a laquelle intervient Wolfden Resources Inc., dont copie est jointe aux presentes en Annexe D.

2.3 L'Acheteur reconnait et convient qu'il acquiert la Propriete Bachelor telle quelle, a ses risques et perils et sans garantie de quelque nature que ce soit.


3.   DESIGNATION DU BIEN IMMOBILIER

3.1 Les concessions minieres nos 478 et 510 sont inscrites respectivement sous les feuillets nos 84-A-654 et 84-A-532 du Registre des droits reels d'exploitation des ressources de l'Etat au bureau de la publicite des droits de la circonscription fonciere d'Abitibi. L'immeuble qui est represents par chacune desdites concessions minieres nos 478 et 510 correspond en totalite a l'immeuble a l'egard duquel un feuillet a ete ouvert.


4.   POSSESSION

4.1 L'Acheteur devient proprietaire de la Propriete Bachelor a compter de ce jour avec possession et occupation immediates.


5.   CONTREPARTIE

5.1 La vente de la Propriete Bachelor et la cession de l'option Wolfden sont consentis en contrepartie d'un montant total de 2 300 000 $ dont 100 000 $ ont ete payes lors de l'acceptation de l'offre d'achat le 24 aout 2004 et le solde de 2 200 000 $ est paye de la maniere suivante:

     (i) 200 000 $ en date des presentes que le Vendeur reconnait avoir recu dont quittance pour autant; et

     (ii) 2 000 000 $ au plus tard le 30 juin 2005.

5.2 Nonobstant l'item (ii) de l'article 5.1 ci-dessus, l'Acheteur s'engage a proceder a des levees de fonds par placement prive ou par appel public a l'epargne dans les plus brefs delais, sous reserve de l'etat des marches pour rencontrer le paiement de la balance de prix de vente, etant convenu que le produit net net de tout placement prive ou appel public a l'epargne sera remis au

     Vendeur avant le 1er juillet 2005 en paiement de la balance de prix de vente.

5.3 La balance de prix de vente n'est garantie en aucune maniere et portera a compter du 1er decembre 2004, un interet annuel de 10%, calcule semestriellement et non a l'avance et payable lors de tout versement de capital de la balance de prix de vente.

5.4 L'Acheteur n'assume et ne prend en charge aucun des engagements et obligations de quelque nature que ce soit du Vendeur et sans limiter la generalite de ce qui precede, toute obligation ou toute responsabilite environnementale relative a la Propriete Bachelor et aux activites conduites aux termes de l'option Wolfden, anterieure a la date des presentes, a l'exception (i) des engagements et obligations stipules au benefice de Wolfden Resources Inc. aux termes de l'option Wolfden, et (ii) de la redevance au benefice de Concopper Enterprises inc. aux termes d'une convention dite "Assignment of Royalties" datee le 21 septembre 2001 entre Corporation Ced-Or, Concopper Enterprises inc. et le Vendeur tel que modifiee par un "Deed of Correction" date du 5 mars 2003 entre les memes parties ainsi que Campbell Resources inc. et MSV Resources Inc. a titre d'intervenants et dont copie est jointe aux presentes en Annexe G.

6.   CLAUSE RESOLUTOIRE

6.1 A defaut par l'Acheteur de payer au Vendeur la totalite de la balance de prix de vente et des interets accumules avant le 1er juillet 2005, le Vendeur aura le droit, s'il le juge a propos, et sans prejudice a ses autres recours, de demander la resolution de la presente vente, apres avoir servi a qui de droit le preavis requis par la loi.

     En ce cas, le Vendeur reprendra la Propriete Bachelor sans etre tenu a aucune restitution pour les acomptes recus jusqu'alors en capital ou interet, ni a aucune indemnite pour les reparations, ameliorations et constructions faites a la Propriete Bachelor par qui que ce soit, ces acomptes, reparations, ameliorations et constructions restant acquis au Vendeur a titre de dommages-interets liquides, et la convention de cession de l'option Wolfden sera reputee nulle et non avenue a compter de la date de la resolution.


7.   REPRESENTATIONS ET GARANTIES DU VENDEUR

Le Vendeur declare et atteste ce qui suit au benefice de l'Acheteur:

7.1 Le Vendeur est une societe dument constituee et validement en existence en vertu des lois qui le regissent et exerce son entreprise en tout point important conformement a toutes lois, a tous les reglements applicables sur chaque territoire ou il fait affaires.

7.2 Le Vendeur atteste que la Propriete Bachelor lui appartient, et ce, a titre de propriete absolue pour un interet indivis de 100 %, par titre valable et dument enregistre, libre de toute hypotheque.

7.3 La vente, la cession et le transfert de la Propriete Bachelor et la cession de l'option Wolfden par le Vendeur a l'Acheteur ne sont assujettis a aucune restriction en vertu des documents constitutifs et reglements du Vendeur ni en vertu de quelque convention que ce soit, a l'exception de l'acceptation de l'Acheteur en cette qualite par Corporation Ced-Or dont copie est jointe aux presentes en Annexe E.

7.4 Le Vendeur reconnait avoir transmis et remis a l'Acheteur en date des presentes tous les rapports, documents et generalement toutes les informations de quelque nature que ce soit qu'il a en sa possession relativement a la Propriete Bachelor.

7.5 Au meilleur de sa connaissance, toutes les normes environnementales applicables en vertu de la legislation du Canada et celles de la Province de Quebec ont ete respectees en ce qui a trait a la Propriete Bachelor et qu'il n'existe aucune reclamation, demande ou demarche de quelque nature des autorites en matiere d'environnement relativement de la Propriete Bachelor.

7.6 Toutes les procedures et tous les gestes corporatifs ont ete effectues et poses pour permettre la vente, la cession et le transfert des droits, interets et titres du Vendeur a l'egard de la Propriete Bachelor et de l'option Wolfden et que la signature de la presente convention et tout document connexe a ete dument approuvee par les administrateurs du Vendeur; aucune approbation ni consentement d'un organisme public ou prive est necessaire pour la signature et la conclusion de la presente convention et des documents connexes.

7.7 Tous les titres miniers relatifs a la Propriete Bachelor sont enregistres au nom du Vendeur pour un interet indivis de 100 % et tous les droits, redevances ou loyers exiges en vertu de quelque loi ou statut que ce soit ont ete acquittes a ce jour et dans le cas ou des travaux statutaires etaient requis, ils ont ete effectues a ce jour a la satisfaction du ministere des Ressources naturelles de la Faune et des Parcs et que les claims miniers ont ete renouveles jusqu'au 1er septembre 2005.

7.8 Le Vendeur a le droit absolu de vendre la Propriete Bachelor et de ceder l'option Wolfden sous reserve des dispositions des presentes.

7.9 Au meilleur de sa connaissance, la Propriete Bachelor n'est l'objet d'aucun litige devant les tribunaux ou quelque organisme ni d'aucune menace de litige a quelque titre que ce soit.


8.   REPRESENTATIONS ET GARANTIES DE L'ACHETEUR

L'Acheteur declare et atteste ce qui suit au benefice du vendeur:

8.1 L'Acheteur est une societe dument constituee et validement en existence en vertu des lois qui le regissent et exerce son entreprise en tout point important conformement a toutes lois, a tous les reglements applicables sur chaque territoire ou il fait affaires.

8.2 La bourse de croissance a conditionnellement accepte l'avis depose par l'Acheteur conformement a sa politique 5.3 ("Acquisition et alienation d'elements d'actif hors caisse"), le tout tel qu'en fait foi copie de la lettre d'acceptation conditionnelle de la bourse de croissance en date du 17 septembre 2004 jointe aux presentes en Annexe F.

8.3 Toutes les procedures corporatives necessaires ont ete accomplies et toutes les approbations requises ont ete obtenues pour permettre l'acquisition de la Propriete Bachelor et de l'option Wolfden et la conclusion de la presente convention constitue une obligation valide et executoire de l'Acheteur.

8.4 L'Acheteur s'engage a prendre la Propriete Bachelor dans l'etat ou elle se trouve, declarant l'avoir vue et examinee a sa satisfaction et avoir verifie lui-meme aupres des autorites competentes que la destination qu'il entend donner a la Propriete Bachelor est conforme aux lois et aux reglements en vigueur.

8.5 L'Acheteur s'engage a payer tous les impots fonciers echus et a echoir, y compris la proportion de ceux-ci pour l'annee courante a compter de ce jour et aussi payer, a compter de ce jour, tous les versements en capital et interets a echoir sur toutes les taxes speciales imposees avant ce jour dont le paiement est reparti sur plusieurs annees.


9.   AVIS

9.1 Tout avis prevu ou requis par les dispositions de la presente convention sera tenu pour avoir ete valablement donne s'il est envoye par courrier recommande adresse de la facon ci-apres decrite:

     DANS LE CAS DE I'ACHETEUR :


     RESSOURCES METANOR INC.
     2872, chemin Sullivan, bureau 2
     Val d'Or (Quebec) J0Y 2N0

     A l'attention du president

     DANS LE CAS DU VENDEUR:

     GEONOVA EXPLORATIONS INC.
     1155, rue University, bureau 1405
     Montreal (Quebec) H3B 3A7

     A l'attention du president


10.  DISPOSITIONS GENERALES

10.1 La presente convention ainsi que tout document en annexe ou connexe est regi et interprete selon les lois en vigueur au Canada et dans la Province de Quebec. Les parties aux presentes conviennent de soumettre a la juridiction de la Cour Superieure du district d'Abitibi en cas de tout conflit.

10.2 Chacune des parties aux presentes s'engage a signer ou a faire signer de temps a autre, tout document, contrat ou ecrit, a faire ou voir a ce que soit fait tout ce qui sera juge necessaire ou utile pour donner plein effet a la presente convention, particulierement, sans limiter la generalite de ce qui precede, le transfert du bail de surface avec le Ministere des Ressources naturelles de la Faune et des Parcs a des fins industrielles de parc a residus miniers.

10.3 La presente convention y compris les annexes ci-jointes constitue la totalite et l'integralite de l'entente intervenue entre les parties et remplace tout autre document, promesse ou contrat verbal ou ecrit anterieur qui peut etre intervenu dans le cadre des negociations qui ont precede l'execution complete de la presente convention, et que les parties declarent inadmissibles en tant qu'element de preuve susceptible de modifier ou d'affecter de quelque facon que ce soit l'une ou l'autre des dispositions de la presente convention.

10.4 Les parties conviennent que les honoraires et debours engages par chacune d'elles aux fins de la preparation de la negociation et de la conclusion de la presente convention et de toute documentation connexe sont a leur charge respective.

     Cependant, l'Acheteur s'engage a payer les frais de publicite de la presente convention.

10.5 Les ajustements des taxes municipales et scolaires seront en date des presentes.

10.6 La presente convention entre en vigueur et est executoire entre les parties en date des presentes.


11. DECLARATIONS DES PARTIES CONCERNANT LA TAXE SUR LES PRODUITS ET SERVICES ET LA TAXE DE VENTE DU QUEBEC

11.1 Le Vendeur et l'Acheteur declarent et garantissent qu'ils sont dument enregistres en vertu de la partie IX de la Loi sur la taxe d'accise telle qu'amendee et la Loi sur la taxe de vente du Quebec et leurs numeros respectifs d'enregistrement sont les suivants :

     Quant au Vendeur:

     TPS : 12203907RT0001
     TVQ: 1016385880TQ0001


     Quant a l'Acheteur:

     TPS : 86296 7221 RT0001
     TVQ: 1204357915 TQ0001

11.2 Le Vendeur et l'Acheteur ont complete conjointement un choix fiscal tel que prevu au paragraphe 167 (1) de la Loi sur la taxe d'accise et a l'article 75 de la Loi sur la taxe de vente du Quebec afin que le transfert de la Propriete Bachelor et de l'option Wolfden s'effectue sans qu'aucune taxe sur les produits et services et qu'aucune taxe de vente du Quebec ne soit payable.

11.3 L'Acheteur s'engage a deposer le choix fiscal aupres des autorites fiscales dans les delais prescrits et a indemniser le Vendeur de toutes taxes, interets ou penalites resultant de son defaut de dument produire ledit choix ou advenant toute contestation de l'admissibilite de ce dernier par les autorites fiscales.


12. INFORMATIONS REQUISES EN VERTU DE L'ARTICLE 9 DE LA << LOI CONCERNANT LES DROITS SUR LES MUTATIONS IMMOBILIERES >>.

     Le Vendeur et I'Acheteur declarent ce qui suit:

12.1 Leurs noms et adresses respectives sont ceux indiques ci-dessus.

12.2 La Propriete Bachelor est situee dans le canton Lesueur - Baie James, Province de Quebec.

12.3 Il n'y a pas de transfert a la fois d'un immeuble corporel et de meubles vises par l'article 1.0.1 de la Loi concemant les droits sur les mutations immobilieres.

12.4 La contrepartie totale pour le transfert de la Propriete Bachelor selon l'Acheteur et le Vendeur est de 2 300 000 $. Aucune contrepartie n'est allouee a l'egard de la cession de l'option Wolfden.

12.5 Le montant constituant la base d'imposition pour les droits de transfert selon le Vendeur et l'Acheteur est de 2 300 000 $.

12.6 Le montant des droits de mutations immobilieres totalisent 33 000 $.

12.7 Il existe une exoneration pour le paiement des droits de mutations immobilieres, l'immeuble etant transfere etant de ceux refere a l'article 8 de la Loi sur les mines (RSQ chapitre M-13.1) en vertu de l'article 17 (e) de la loi.

     EN FOI DE QUOI, les parties ont signe la presente convention a la date et a l'endroit mentionnes a la premiere page des presentes.

                                          RESSOURCES METANOR INC.

/s/ Ghislain Morin                 PAR:   /s/ Serge Roy
-----------------------------             -------------------------------
           TEMOIN                                   SERGE ROY


GHISLAIN MORIN
-----------------------------
   Nom en lettres moulees


                                          GEONOVA EXPLORATIONS INC.


/s/ Michel Blouin                  PAR:   /s/ Andre Y. Fortier
-----------------------------             -------------------------------
           TEMOIN                                 ANDRE Y. FORTIER


        MICHEL BLOUIN
-----------------------------
   Nom en lettres moulees



                                   ATTESTATION

     Je soussigne, Henri Lanctot, avocat, ayant une place d'affaires au 1, Place Ville-Marie, 37eme etage, Montreal (Quebec), H3P 3P4, atteste

     1.   j'ai verifie l'identite, la qualite et la capacite des parties;

     2.   le document traduit la volonte exprimee par les parties;

     3.   le document est valide quant a sa forme.

Atteste a Montreal le 10 November 2004

/s/ Henri Lanctot
-----------------------------
HENRI LANCTOT

                                    ANNEXE A

                     TITRES MINIERS DE LA PROPRIETE BACHELOR

La Propriete Bachelor est constituee de deux concessions minieres et de cinquante et un (51) claims miniers d'une superficie totale de 1851,54 hectares et situee pres de Desmaraisville, dans le canton Lesueur, province de Quebec.

1.   DESIGNATION DES CONCESSIONS MINIERES

     1.1 La concession miniere no 478 inscrite sous le feuillet portant le numero d'ordre no 84-A-654 du Registre des droits reels d'exploitation des ressources de l'Etat de la circonscription fonciere d'Abitibi. L'immeuble qui est represente par ladite concession miniere no 478 correspond en totalite a l'immeuble a l'egard duquel un feuillet a ete ouvert.

     1.2 La concession miniere no 510 inscrite sous le feuillet portant le numero d'ordre no 84-A-532 du Registre des droits reels d'exploitation des ressources de l'Etat de la circonscription fonciere d'Abitibi. L'immeuble qui est represente par ladite concession miniere no 510 correspond en totalite a l'immeuble a l'egard duquel un feuillet a ete ouvert.

2.   DESIGNATION DES CLAIMS MINIERS


          CLAIMS                     RANG         LOT         CANTON
          ------------------------------------------------------------
          CLO257181                  IV           27          Le Sueur
          CLO257182                  V            24,25       Le Sueur
          CLO257183                  V            22,23       Le Sueur
          CLO257184                  V            20          Le Sueur
          CLO257185                  V            18,19,20    Le Sueur
          CLO257191                  IV           26          Le Sueur
          CLO257192                  IV           24          Le Sueur
          CLO257193                  IV           21          Le Sueur
          CLO257194                  IV           19          Le Sueur

          CLAIMS                        RANG         LOT      CANTON
          ------------------------------------------------------------
          CLO257205                     III          18       Le Sueur
          CLO257225                     III          19       Le Sueur
          CLO257231                     IV           25       Le Sueur
          CLO257232                     IV           23       Le Sueur
          CLO257233                     IV           22       Le Sueur
          CLO257234                     IV           20       Le Sueur
          CLO257235                     IV           18       Le Sueur
          CLO267941                     V            17       Le Sueur
          CLO267942                     V            15       Le Sueur
          CLO267955                     V            18       Le Sueur
          CL3742541                     II           13       Le Sueur
          CL3742542                     II           14       Le Sueur
          CL3742551                     II           15       Le Sueur
          CL3742552                     II           16       Le Sueur
          CL3742561                     II           17       Le Sueur
          CL3742562                     II           18       Le Sueur
          CL3742571                     II           19       Le Sueur
          CL3742572                     II           20       Le Sueur
          CL3742581                     III          13       Le Sueur
          CL3742582                     III          14       Le Sueur
          CL3742583                     III          15       Le Sueur
          CL3742584                     III          16       Le Sueur
          CL3742712                     II           10       Le Sueur
          CL3742721                     II           11       Le Sueur

          CLAIMS                        RANG         LOT      CANTON
          ------------------------------------------------------------
          CL3742722                     II           12       Le Sueur
          CL3742731                     III          17       Le Sueur
          CL3812031                     Row 19       Col 18   Le Sueur
          CL3734191                     III          27       Le Sueur
          CL3734192                     III          28       Le Sueur
          CL3734201                     III          29       Le Sueur
          CL3734202                     III          30       Le Sueur
          CL3734211                     III          31       Le Sueur
          CL3734212                     II           21       Le Sueur
          CL3734221                     II           22       Le Sueur
          CL3742651                     III          19       Le Sueur
          CL3742652                     III          20       Le Sueur
          CL3742661                     III          21       Le Sueur
          CL3742662                     III          22       Le Sueur
          CL3742771                     III          23       Le Sueur
          CL3742772                     III          24       Le Sueur
          CL3742781                     III          25       Le Sueur
          CL3742782                     III          26       Le Sueur